SmileDirectClub Reports Fourth Quarter and Full Year 2020 Financial Results

NASHVILLE, Tenn., March 4, 2021 -- SmileDirectClub, Inc. (Nasdaq: SDC), the next generation oral care company with the first medtech platform for teeth straightening, today announced its financial results for the fourth quarter and year ended December 31, 2020.
Fourth Quarter 2020 Financial Highlights
•Fourth quarter total revenue of $185 million, up 10% over the third quarter.
•Fourth quarter net loss of $(33) million, a 24% improvement over the third quarter.
•Fourth quarter Adjusted EBITDA of $7 million, up 137% over the third quarter.
•Fourth quarter diluted EPS of $(0.09), an 18% improvement over the third quarter.
2020 Financial Highlights
•FY 2020 total revenue of $657 million.
•FY 2020 net loss of $(278) million.
•FY 2020 Adjusted EBITDA of $(77) million.
•FY 2020 diluted EPS of $(0.72).
Key Operating Metrics
•Fourth quarter 2020 unique aligner shipments of 101,794.
•Average aligner gross sales price (“ASP”) of $1,820 for the fourth quarter of 2020.
•Adjusted EBITDA of $7 million for the fourth quarter of 2020.

Guidance
•In Q1, we expect revenue to be in line with our long-term targets on a sequential basis, meaning up 5-7% over Q4 2020.
•We expect Adjusted EBITDA to be profitable, but not at Q4 2020 levels, as we continue to ramp marketing spend in quarters like Q1 where the ad rates are lower and we can build our lead funnel, which we expect to pay off in future quarters.
▪As a reminder, marketing dollars we spend now have a long tail. Over 15% of our orders in Q4 became a lead at least 24 months ago.

“Despite the swift onset of the pandemic and the macro uncertainty throughout 2020, our performance throughout the year was continued validation of the strength of our business model, and the power of the competitive moats around our platform. It also demonstrated our ability to deliver on our continued focus of controlled growth with profitability. We outlined this strategy in Q4 of 2019, and we have been executing against it in the four quarters since,” said SmileDirectClub Chief Executive Officer David Katzman.

SmileDirectClub Chief Financial Officer Kyle Wailes added, “Our results in the fourth quarter close out a year where we made meaningful progress against our plan of controlled growth with profitability. Similar to the rest of 2020, in Q4, the flexibility and scalability of our business model served us well, allowing us to come in ahead of expectations and on track toward our long-term financial targets.”

Business Outlook
We remain laser focused on providing the best club member experience, and our mantra continues to be to drive controlled and profitable growth. We remain the low-cost provider, with brand presence, no pricing pressure, and no real competitor that provides an end-to-end vertically integrated platform for the consumer. As we have said in previous quarters, and as recently demonstrated, we will continue to make strategic investments in the professional channel, international growth, and in penetrating new demographics to drive controlled growth, while also executing against our profitability goals. Lastly, we continue to see favorable industry dynamics with broader acceptance of telehealth and specifically tele-dentistry, minimal penetration against our total addressable market, and clear aligners gaining share in the overall industry. All of these position us well for long-term success.

On COGS, we are making good progress on manufacturing automation with our 2nd Generation manufacturing now live and producing approximately 60% of our aligners. We plan to increase that percentage significantly over the course of the year, and we expect production of over 90% of our aligners by the end of Q2. As we have often stated, we believe streamlining our cost profile through operational efficiencies, will not only improve our margin profile, but more importantly, will provide a consistently superior customer experience that meets our expectations and upholds our brand promise.

On Sales & Marketing, as previously stated our SmileShops function primarily as fulfillment centers, not as sources of demand generation. As of quarter end, we had 114 permanent shops open, with 82 of those in North America; and held over 104 pop-up events over the course of the quarter – for a total of 218 location sites. We continue to see our shops performing well with higher utilization, which is a key part of meeting our long-term financial targets. Additionally, we have seen great success with our strategy of pop-up locations, which allows us to fulfill demand without the addition of fixed locations and associated costs.

On liquidity, we are well positioned with approximately $500 million of cash on our balance sheet after repayment of our outstanding debt facility in the coming months. This gives us ample liquidity to manage through a protracted COVID environment, or alternatively, to spend faster in a higher growth environment, while also investing in strategic initiatives and R&D.

Conference Call Information

SmileDirectClub Fourth Quarter 2020 Conference Call Details

Date:	March 4, 2021
Time:	4:30 p.m. ET (1:30 p.m. PT)
Dial-In:	1-877-407-9208 (domestic) or 1-201-493-6784 (international)
Webcast:	Visit “Events and Presentations” section of the company’s IR page at http://investors.smiledirectclub.com.

A replay of the call may be accessed from 7:30 p.m. ET on Thursday, March 4, 2021 until 11:59 pm ET on Thursday, March 18, 2021 by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay PIN: 13716490. An archived version of the call and a copy of the 2020 fourth quarter and year end 2020 results supplemental earnings presentation will also be available upon completion on the Investor Relations section of SmileDirectClub’s website at investors.smiledirectclub.com.
Forward-Looking Statements
This earnings release contains forward-looking statements. All statements other than statements of historical facts may be forward-looking statements. Forward-looking statements generally relate to future events and include, without limitation, projections, forecasts and estimates about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans, and objectives. Some of these statements may include words such as “expects,” “anticipates,” “believes,” “estimates,” “targets,” “plans,” “potential,” “intends,” “projects,” and “indicates.”

Although they reflect our current, good faith expectations, these forward-looking statements are not a guarantee of future performance, and involve a number of risks, uncertainties, estimates, and assumptions, which are difficult to predict. Some of the factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not necessarily limited to: the duration and magnitude of the COVID-19 pandemic and related containment measures; our management of growth; the execution of our business strategies, implementation of new initiatives, and improved efficiency; our sales and marketing efforts; our manufacturing capacity, performance, and cost; our ability to obtain future regulatory approvals; our financial estimates and needs for additional financing; consumer acceptance of and competition for our clear aligners; our relationships with retail partners and insurance carriers; our R&D, commercialization, and other activities and expenditures; the methodologies, models, assumptions, and estimates we use to prepare our financial statements, make business decisions, and manage risks; laws and regulations governing remote healthcare and the practice of dentistry; our relationships with vendors; the security of our operating systems and infrastructure; our risk management framework; our cash and capital needs; our intellectual property position; our exposure to claims and legal proceedings; and other factors described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2020.

New risks and uncertainties arise over time, and it is not possible for us to predict all such factors or how they may affect us. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We are under no duty to update any of these forward-looking statements after the date of this earnings release to conform these statements to actual results or revised expectations. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this earnings release.
About SmileDirectClub
SmileDirectClub, Inc. (Nasdaq: SDC) (“SmileDirectClub”) is an oral care company and creator of the first medtech platform for teeth straightening, now also offered directly via dentist and orthodontist offices. Through its proprietary technology and vertically integrated model, SmileDirectClub is revolutionizing the oral care industry, offering consumers the ability to get the same clinically safe and effective treatment but without the 3x markup associated with traditional orthodontics. SmileDirectClub’s mission is to democratize access to a smile each and every person loves by making it affordable and convenient for everyone, from clear aligner therapy to premium oral care products. SmileDirectClub is headquartered in Nashville, Tennessee and operates in the U.S., Canada, Australia, New Zealand, United Kingdom, Ireland, Germany, Austria, Spain, Netherlands, Hong Kong and Singapore. For more information, please visit SmileDirectClub.com.

Investor Relations:
Alison Sternberg
Vice President, Investor Relations
Alison.sternberg@smiledirectclub.com

Media Relations:
Kim Atkinson
Vice President, Communications
press@smiledirectclub.com

SmileDirectClub, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$316,724	$318,458
Accounts receivable	221,973	239,413
Inventories	29,247	18,431
Prepaid and other current assets	12,832	14,186
Total current assets	580,776	590,488
Accounts receivable, non-current	71,355	106,315
Property, plant and equipment, net	189,995	177,543
Operating lease right-of-use asset	31,176	—
Other assets	11,487	11,299
Total assets	$884,789	$885,645
LIABILITIES AND PERMANENT EQUITY
Accounts payable	$36,848	$52,706
Accrued liabilities	100,589	93,339
Deferred revenue	26,619	25,435
Current portion of long-term debt	15,664	35,376
Other current liabilities	6,821	—
Total current liabilities	186,541	206,856
Long-term debt, net of current portion	392,939	173,150
Operating lease liabilities, net of current portion	27,771	—
Other long-term liabilities	43,400	47,354
Total liabilities	650,651	427,360
Commitment and contingencies
Permanent Equity
Class A common stock, par value $0.0001 and 115,429,319 shares issued and outstanding at December 31, 2020 and 103,303,674 shares issued and outstanding at December 31, 2019	11	10
Class B common stock, par value $0.0001 and 270,908,566 shares issued and outstanding at December 31, 2020 and 279,474,505 shares issued and outstanding at December 31, 2019	27	28
Additional paid-in-capital	483,393	447,866
Accumulated other comprehensive income (loss)	(102)	(272)
Accumulated deficit	(192,879)	(114,513)
Noncontrolling interest	(73,932)	125,166
Warrants	17,620	—
Total permanent equity	234,138	458,285
Total liabilities and permanent equity	$884,789	$885,645

SmileDirectClub, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue, net	$172,577	$183,999	$607,373	$706,529
Financing revenue	11,979	12,714	49,407	43,899
Total revenues	184,556	196,713	656,780	750,428
Cost of revenues	48,539	52,498	206,852	163,861
Cost of revenues—related parties	—	877	—	14,529
Total cost of revenues	48,539	53,375	206,852	178,390
Gross profit	136,017	143,338	449,928	572,038
Marketing and selling expenses	79,355	141,059	322,919	481,468
General and administrative expenses	78,154	94,525	311,982	580,843
Lease abandonment and impairment of long-lived assets	(3,136)	—	25,457	—
Other store closure and related costs	844	—	7,034	—
Loss from operations	(19,200)	(92,246)	(217,464)	(490,273)
Interest expense	15,383	4,052	45,010	15,659
Interest expense—related parties	—	—	—	75
Loss on extinguishment of debt	—	—	13,781	29,672
Other (income) expense	(3,009)	(644)	(878)	(142)
Net loss before income tax expense	(31,574)	(95,654)	(275,377)	(535,537)
Income tax expense	1,377	1,672	3,122	2,268
Net loss	(32,951)	(97,326)	(278,499)	(537,805)
Net loss attributable to noncontrolling interest	(23,224)	(71,109)	(200,133)	(423,292)
Net loss attributable to SmileDirectClub, Inc.	$(9,727)	$(26,217)	$(78,366)	$(114,513)

Earnings per share of Class A common stock:
Basic	$(0.09)	$(0.25)	$(0.71)	$(1.12)
Diluted	$(0.09)	$(0.25)	$(0.72)	$(1.14)

Weighted average shares outstanding:
Basic	114,008,652	103,043,244	109,854,360	102,442,525
Diluted	386,128,446	382,517,729	385,200,442	381,917,030

SmileDirectClub, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2020	2019
Operating Activities
Net loss	$(278,499)	$(537,805)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	56,390	27,336
Deferred loan cost amortization	4,407	3,969
Equity-based compensation	44,903	350,122
Loss on extinguishment of debt	13,594	17,693
Paid in kind interest expense	8,450	—
Lease abandonment, impairment of long-lived assets and other store closure and related charges	27,767	—
Other non-cash operating activities	10,071	1,783
Changes in operating assets and liabilities:
Accounts receivable	52,400	(171,577)
Inventories	(11,602)	(9,650)
Prepaid and other current assets	(378)	(13,059)
Accounts payable	(7,670)	(1,182)
Accrued liabilities	(4,585)	13,107
Due to related parties	—	(20,305)
Deferred revenue	1,184	6,376
Net cash used in operating activities	(83,568)	(333,192)
Investing Activities
Purchases of property, equipment, and intangible assets	(97,141)	(106,361)
Net cash used in investing activities	(97,141)	(106,361)
Financing Activities
IPO proceeds, net of discount and related fees	(1,155)	1,277,010
Proceeds from warrant exercise	922	—
Repurchase of Class A shares and related fees	—	(696,489)
Repurchase of Class A shares to cover employee tax withholdings	(9,901)	(85,684)
Settlement of canceled awards	—	(2,000)
Issuance of Class A common stock	—	6
Proceeds from HPS Credit Facility and Warrants, net	388,000	—
Borrowings on long-term debt	16,807	176,000
Payments of loan costs	(11,784)	(6,127)
Principal payments on long-term debt	(194,439)	(193,516)
Principal payments on related party debt	—	(22,352)
Payments on finance leases	(10,138)	(3,017)
Other	663	251
Net cash provided by financing activities	178,975	444,082
Increase in cash and cash equivalents	(1,734)	4,529
Cash and cash equivalents at beginning of period	318,458	313,929
Cash and cash equivalents at end of period	$316,724	$318,458

Use of Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures, including adjusted EBITDA (“Adjusted EBITDA”). We provide a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure below and in our Current Report on Form 8-K announcing our quarterly earnings results, which can be found on the SEC’s website at www.sec.gov and our website at investors.smiledirectclub.com.

We utilize certain non-GAAP financial measures, including Adjusted EBITDA, to evaluate our actual operating performance and for planning and forecasting of future periods.
We define Adjusted EBITDA as net loss plus depreciation and amortization, interest expense, income tax expense, equity-based compensation, impairment of long-lived assets, abandonment and other related charges, and certain other non-operating expenses such as one-time store closure costs associated with our real estate repositioning strategy, severance and other labor costs, and unrealized foreign currency adjustments. We use Adjusted EBITDA when evaluating our performance when we believe that certain items are not indicative of operating performance. Adjusted EBITDA provides useful supplemental information to management regarding our operating performance and we believe it will provide the same to members/stockholders.
We believe that Adjusted EBITDA will provide useful information to members/stockholders about our performance, financial condition, and results of operations for the following reasons: (i) Adjusted EBITDA would be among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) Adjusted EBITDA is frequently used by securities analysts, investors, lenders, and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.
Adjusted EBITDA does not have a definition under GAAP, and our definition of Adjusted EBITDA may not be the same as, or comparable to, similarly titled measures used by other companies. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, is set forth below.
SmileDirectClub, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(unaudited)
Net loss	$(32,951)	$(97,326)	$(278,499)	$(537,805)
Depreciation and amortization	16,991	11,099	56,390	27,336
Total interest expense	15,383	4,052	45,010	15,734
Income tax expense	1,377	1,672	3,122	2,268
Lease abandonment and impairment of long-lived assets	(3,136)	—	25,457	—
Other store closure and related costs	844	—	7,034	—
Loss on extinguishment of debt	—	—	13,781	29,672
Equity-based compensation	6,714	17,363	44,903	350,122
IPO related costs	—	3,746	—	9,892
Other non-operating general and administrative (gains) losses	1,943	(644)	5,718	(142)
Adjusted EBITDA	$7,165	$(60,038)	$(77,084)	$(102,923)